UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2011, William Slater, Chief Financial Officer of Saba Software, Inc. (“Saba”), informed Saba of his decision to retire from the Company. In order to facilitate a smooth transition, Mr. Slater has provided Saba with more than nine months advance notice of his expected retirement on March 31, 2012. Saba has initiated an external search for a new chief financial officer and plans to complete this process in advance of Mr. Slater’s retirement date.

In connection with Mr. Slater’s announced future retirement from Saba, Mr. Slater and Saba entered into an amendment to Mr. Slater’s employment agreement on June 22, 2011. The amendment synchronizes the terms of his current employment agreement with Mr. Slater’s planned retirement date and provides, among other things, for payment of salary and benefits, as well as vesting of outstanding equity awards, through the retirement date.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements relating to the future retirement of Saba’s Chief Financial Officer and the hiring of a new Chief Financial Officer. These forward-looking statements involve important factors that could cause actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties, including risks that are described from time to time in Saba’s Securities and Exchange Commission reports, including, but not limited to, Saba’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2011, and Annual Report on Form 10-K for the fiscal year ended May 31, 2010. Saba assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: June 23, 2011	/s/ Bobby Yazdani
(Signature)
Bobby Yazdani
Chief Executive Officer